UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 23, 2020
MYR GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Golf Road,	Suite 3-1012
Rolling Meadows,	IL	60008
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:  (847) 290-1891
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MYRG	The Nasdaq Stock Market, LLC
(Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01 Other Events.
On October 23, 2020, MYR Group Inc. (“MYR”) issued a press release announcing its new share repurchase program (“Repurchase Program”). The Repurchase Program was authorized by the Board of Directors on October 22, 2020 and will be effective on November 2, 2020. The Repurchase Program authorizes the Company to repurchase, in aggregate, up to $50.0 million of its outstanding shares of common stock from time to time on the open market or in privately negotiated transactions in accordance with applicable federal securities laws. The Repurchase Program will expire in one year, or when the authorized funds are exhausted, whichever is earlier. The Company intends to fund the Repurchase Program from cash on hand and through borrowings under its credit facility.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibit is being furnished with this Current Report on Form 8-K.

99.1	MYR Group Inc. Press Release, dated October 23, 2020
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: October 23, 2020	By:	/s/ WILLIAM F. FRY
		Name:	William F. Fry
		Title:	Vice President, Chief Legal Officer and Secretary